                                                                  EXHIBIT 10.2


                                  OFFICE LEASE

                 This lease is executed by and between Guyett/Montgomery, hereinafter referred to as "Lessor", and Legacy Software, Inc., hereinafter referred to as "Lessee", in connection with those certain premises, hereinafter referred to as said "Premises", in the County of Madera, State of California, described as follows: Approximately l,454+ square feet, Suite N, Sierra Center Building, 40671 Highway 41, Oakhurst, California, 93644, on the following terms and conditions:

                           ARTICLE 1.  TERM OF LEASE

                 Section 1.01. This lease shall be for a term of two (2) years commencing at 12:01 a.m. on the 26th day of August, 1996, and ending at 12:01 a.m. on the 31st day of August, 1998, unless sooner terminated as herein provided.

                 Section 1.02. Should Lessee hold over and continue in possession of said premises after expiration of the term of this lease or any extension thereof, Lessee's continued occupancy of said premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease.

                 Section 1.03. For and as additional consideration Lessor hereby grants to Lessee one (1) additional option to extend this lease for three (3) years subject to all of the terms and conditions as specified in this Lease, save and except the payment of rent. With respect to the payment of rent, the parties agree that the amount of rent for each option period shall be the amount mutually agreed upon by and between the parties. However, in the event no mutual agreement can be reached, the parties hereby agree to each appoint one person who will then jointly select an appraiser to determine the fair rental value for the premises for the next succeeding option period. The amount of such monthly rental as determined by said appraiser shall be binding upon both parties. Written notice of exercise of the option shall be given by Lessee to Lessor at least thirty (30) days prior to the expiration of the term of this lease or any extension thereto.

                                ARTICLE 2.  RENT

                 Section 2.01. Lessee agrees to pay to Lessor a fixed rental for the use and occupancy of said premises of $1,000.00* per month payable on the 1st day of each month and every month commencing on the 26th day of August, 1996, at the office of the Lessor. *Rent raised to $1,091.00 on 08/01/97.

                 Section 2.02. Lessee agrees to deposit with Lessor at the time of the execution of this Lease a total sum of One Thousand Two Hundred Eighty-Eight and no/100 Dollars ($1,288.00)* which sum represents the first month's rent and the last month's rent, which last month's rent may be used in the Lessor's discretion either to pay delinquent rent or as a security deposit for any damage occasioned to the premises by Lessee in breach of





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
the terms and provisions of this Lease.  *8/26/96 to 8/31/96   $197.00
                                          Last Month          1,091.00
                                                             ---------
                                          TOTAL DEPOSIT:     $1,288.00
                                                             =========

                          ARTICLE 3.  USE OF PREMISES

                 Section 3.01. Said premises shall, during the term of this lease and any extensions thereof, be used for the purpose of operating and conducting thereon and therein a Computer Programming Office for uses normally incident to such purpose, and for no other purpose. In conducting the business specified in this section in and on said premises, Lessee shall sell such merchandise and render such services, and Lessee shall be entitled to sell such merchandise and render such services, as are customarily sold and rendered by the operators of businesses of the same type in the county where said premises are located.

                 Section 3.02. Lessee shall not commit or permit the commission of any acts on said premises nor use or permit the use of said premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring said premises or the improvements on said premises. Lessee shall, at his own cost and expense, comply with any and all requirements of Lessor's insurance carriers necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on said premises and the improvements on said premises.

                 Section 3.03. Lessee shall not commit or permit the commission by others of any waste on said premises; Lessee shall





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not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Section 3479 of the California Civil Code on said premises; and Lessee shall not use or permit the use of said premises for any unlawful purpose.

                 Section 3.04. Lessee shall at Lessee's own cost and expense comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, relating to Lessee's use and occupancy of said premises whether such statutes, ordinances, regulations, and requirements be now in force or hereinafter enacted. The judgment of any court of competent jurisdiction, or the admission by Lessee in a proceeding brought against Lessee by any government entity, that Lessee has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Lessor and Lessee and shall be grounds for termination of this lease by Lessor.

                        ARTICLE 4.  TAXES AND UTILITIES

                 Section 4.01. Lessee shall pay, and hold Lessor and the property of Lessor free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, and other public utilities to said premises during the term of this lease or any extension thereof and for the removal of garbage and rubbish from said premises during the term of this lease or any extensions thereof.





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                 Section 4.02.    Any utilities not separately metered shall be
prorated to the Lessee based upon the percentage calculated by dividing the amount of square footage leased by Lessee by the total square footage being serviced by said un-metered utility.


                 Section 4.03. Lessee shall pay before they become delinquent all taxes, assessments, or other charges levied or imposed by any governmental entity on the furniture, trade fixtures, appliances, and other personal property placed by Lessee in, on, or about said premises including, without limiting a generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, or communication equipment brought on said premises by Lessee.

                 Section 4.04. All real property taxes and assessments levied or assessed against said premises by any governmental entity, including any special assessments imposed on or against said premises for the construction or improvement of public works in, on, or about said premises, shall be paid, before they become delinquent, by Lessor; provided, however, Lessee shall reimburse Lessor in equal monthly installments for any increase in taxes over the tax assessed against the real property for the year 1996. The amount of such equal monthly installments shall be calculated based upon dividing the figure calculated by multiplying the amount of such increase by a percentage figure





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
equal to the percent of the total square footage leased within the building divided into the amount of square footage leased to Lessee and dividing that amount by twelve (12).

                      ARTICLE 5.  ALTERATIONS AND REPAIRS

                 Section 5.01. Lessee accepts said premises, as well as the improvements thereon including the improvement on Schedule A and the facilities appurtenant thereto, in their present condition and stipulates with Lessor that said premises as well as the improvements thereon and the facilities appurtenant thereto are in good, clean, safe, and tenantable condition as of the date of this lease. Lessee further agrees with and represents to Lessor that said premises have been inspected by Lessee and that he has been assured by means independent of Lessor or any agent of Lessor of the truth of all facts material to this lease and that said premises are being leased by Lessee as a result of his inspection and investigation and not as a result of any representations made by Lessor or any agent of Lessor.

                 Section 5.02. Lessor shall, at his own cost and expense, maintain in good condition and repair the exterior roof, exterior walls except show window glass, structural supports, community restrooms and the foundation of said premises; provided, however, that Lessor shall not be liable for any damages to Lessee or the property of Lessee resulting from Lessor's failure to make any repairs required by this section





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unless written notice of the need for such repairs has been given to Lessor by
Lessee and Lessor has failed for a period of sixty (60) days after receipt of the notice, unless prevented by causes not the fault of the Lessor, to make the needed repairs; provided, further, that Lessor shall promptly be reimbursed by Lessee for the full cost of any repairs made pursuant to this section required because of the negligence or other fault, other than normal and proper use, of Lessee or his employees or agents or sublessees, if any.

                 Section 5.03.    Except as otherwise expressly provided in
Section 5.02 of this lease, Lessee shall at his own cost and expense keep and maintain all portions of said premises as well as all improvements on said premises and all facilities appurtenant to said premises in good order and repair and in as safe and clean a condition as they were when received by Lessee from Lessor, reasonable wear and tear excepted.

                 Section 5.04. Lessee shall not make or permit any other person to make any alterations to said premises or to any improvement thereon or facility appurtenant thereto without the written consent of Lessor first had and obtained. Lessee shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on said premises at the instance or request of Lessee. Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on said premises by Lessee or any other





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person shall on expiration or sooner termination of this lease become the property of Lessor and remain on said premises; provided, however, that Lessor shall have the option on expiration or sooner termination of this lease of requiring Lessee, at Lessee's sole cost and expense, to remove any or all such alternations, additions, improvements, or fixtures from said premises.

                 Section 5.05. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter said premises at all reasonable times for the purpose of inspecting said premises to determine whether Lessee is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Lessor's interest in said premises under this lease or to perform Lessor's duties under this lease.

                 Section 5.06. On expiration or sooner termination of this lease, or any extensions or renewals of this lease, Lessee shall promptly surrender and deliver said premises to Lessor in as good condition as they are now at the date of this lease, reasonable wear and tear and repairs herein required to be made by Lessor excepted.

                      ARTICLE 6.  INDEMNITY AND INSURANCE

                 Section 6.01. Lessee agrees to indemnify and hold Lessor and the property of Lessor, including said premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from Lessee's occupation and use of said





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premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of:

                 (a) The death or injury of any person or persons, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, and caused or allegedly caused by either the condition of said premises, or some act or omission of Lessee or of some agent, contractor, employee, servant, sublessee, or concessionaire of Lessee on said premises;

                 (b) any work performed on said premises or materials furnished to said premises at the instance or request of Lessee or any agent or employee of Lessee; and

                 (c) Lessee's failure to perform any provision of this lease or to comply with any requirement of law or any requirement imposed on Lessor or the leased premises by any duly authorized governmental agency or political subdivision.

                 Section 6.02. Lessee shall, at his own cost and expense, secure within ten (10) days and maintain during the entire term of this lease and any renewals or extensions of such term a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to





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Lessor and insuring Lessor against loss or liability caused by or connected with Lessee's occupation and use of said premises under this lease in amounts not less than:

                 (a) $100,000 for injury to or death of one person and, subject to such limitation for the injury or death of one person, of not less than $300,000 for injury to or death of two or more persons as a result of any one accident or incident; and

                 (b) $50,000 for damage to or destruction of any property of others.

                 Section 6.03. In order that the business of Lessee and the gross sales of Lessee as defined in this lease may continue with as little interruption as possible, Lessee shall, during the full term of this lease and any renewals or extensions thereof, maintain at Lessee's own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment and, to the extent possible all merchandise that is, at any time during the term of this lease or any renewal or extension thereof, in or on said premises against damage or destruction by fire, theft, or the elements.

                 Section 6.04. During the term of this lease, Lessor agrees to maintain a policy of casualty insurance insuring against the destruction of the leased premises. Lessee agrees to reimburse Lessor for Lessee's prorata share of any increase in said insurance which increase is for the period after the date of





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execution of this Lease.  The amount that said Lessee shall be required to pay shall be calculated based upon the percentage which the Lessee's leased premises bears to the percentage of the total leased premises multiplied by the amount of such increase. Such amount shall be divided into twelve (12) equal monthly installments and shall be paid as a part of the rental payment as it becomes due and payable.

                 ARTICLE 7.  SIGNS, TRADE FIXTURES AND PARKING

                 Section 7.01. Lessee shall have the right at any time and from time to time during the term of this lease and any renewal or extension of such term, at Lessee's sole cost and expense, to install and affix in, to, or on said premises such items, herein called "trade fixture," for use in Lessee's trade or business as Lessee may, in his sole discretion, deem advisable. Any and all such trade fixtures that can be removed without structural damage to said premises or any building or improvements on said premises shall, subject to Section 7.02 of this lease, remain the property of the Lessee and may be removed by Lessee at any time or times prior to the expiration or sooner termination of this lease.

                 Section 7.02. As security for the faithful performance of all the terms, conditions, and covenants of this lease to be performed by Lessee, Lessee hereby grants to Lessor a security interest in all trade fixtures and equipment owned by Lessee and now or hereafter placed on said premises by Lessee. Any right or





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rights of removal of trade fixtures given Lessee by the provisions of Section
7.01 of this lease shall be exercised only if, at the time of the removal, Lessee is not in default in performance of this lease. Lessee may, however, at any time he is not in default in performance of this lease, trade in or replace any trade fixture free of the security interest created by this section and this security interest will then attach to the item that replaced such trade fixture. On default in performance of any obligation of this lease to be performed by Lessee, Lessor shall immediately have as to the trade fixtures the remedies provided to a secured party under the Uniform Commercial code as enacted in California.

                 Section 7.03. Any trade fixtures described in this Article that are not removed from said premises by Lessee within ten (10) days after (or prior to) the expiration or sooner termination, regardless of cause, of this lease shall be deemed abandoned by lessee and shall automatically become the property of Lessor as owner of the real property to which they are affixed and not simply because of the lien described in Section 7.02 of this lease.

                 Section 7.04. Lessor hereby retains the right to designate parking spaces which are to be used by Lessee's employees. Additionally, Lessor shall be obligated to designate for use and benefit of Lessee or Lessee's customers, sufficient parking spaces as defined by the applicable ordinances of the County of Madera.





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                    ARTICLE 8.  DESTRUCTION AND CONDEMNATION

                 Section 8.01. Should said premises or the building on said premises be partially destroyed by any cause not the fault of Lessee or any person in or about said premises with the consent, express or implied, of Lessee, this lease shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring said premises to their prior condition providing such work can be accomplished under all applicable governmental laws and regulations within 60 working days at a cost not exceeding 50 percent of the total replacement cost of said premises.

                 Section 8.02. Should said premises or the building on said premises be so far destroyed by any cause not the fault of Lessee or any person in or about said premises with the consent, express or implied, of Lessee that they cannot be repaired or restored to their former condition within 60 working days or at a cost not exceeding 50 percent of the total replacement cost of said premises, Lessor may at Lessor's option either:

                 (a) Continue this lease in full force and effect by repairing and restoring, at Lessor's own cost and expense, said premises to their former condition; or

                 (b) Terminate this lease by giving Lessee written notice of such termination.

                 Section 8.03. Any insurance proceed received by Lessor because of the total or partial destruction of said premises or





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the building on said premises shall be the sole property of Lessor, free from any claims of Lessee, and may be used by Lessor for whatever purpose Lessor may desire.

                 Section 8.04. Should Lessor elect under Section 8.02 of this lease or be required under Section 8.01 of this lease to repair and restore said premises to their former condition following partial or full destruction of said premises or the building on said premises:

                 (a) Lessee shall not be entitled to any damages for any loss or inconvenience sustained by Lessee by reason of the making of such repairs and restoration;

                 (b) Lessor shall have full right to enter said premises and take possession of so much of said premises, including the whole of said premises, as may be reasonably necessary to enable Lessor promptly and efficiently to carry out the work of repair and restoration; and

                 (c) The minimum rent payable by Lessee to Lessor pursuant to Section 2.01 of this lease, but not the percentage rent described in Section 2.02 of this lease, shall be abated to the extent and for the time Lessee is prevented from using the whole of said premises.





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                ARTICLE 9.  DEFAULT, ASSIGNMENT, AND TERMINATION

                 Section 9.01. Lessee shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in said premises or any of the improvements that may now or hereafter be constructed or installed on said premises without the express written consent of Lessor first had and obtained. Neither shall Lessee sublet said premises or any part thereof or allow any other person, other than Lessee's agents, servants, and employees, to occupy said premises or any part thereof without the prior written consent of Lessor. A consent by Lessor to one assignment, one subletting, or one occupation of said premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of said premises by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Lessor, whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Lessor, terminate this lease. The consent of Lessor to any assignment of Lessee's interest in this lease or the subletting by Lessee of said premises or parts of said premises shall not be unreasonably withheld.

                 Section 9.02. Should Lessee breach this lease and abandon said premises prior to the natural expiration of the term of this lease, Lessor may:

                 (a) Continue this lease in effect by not terminating Lessee's right to possession of said premises, in





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                          which event Lessor shall be entitled to enforce all
                          his rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease; or

                  (b)     Terminate this lease and recover from Lessee:

                          (1) The worth at the time of award of the unpaid rent which had been earned at the time of termination of the lease;

                          (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

                          (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

                          (4) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under this lease.





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                 Section 9.03.    Should Lessee default in the performance of
any of the covenants, conditions, or agreements contained in this lease, Lessee shall have breached the lease and Lessor may, in addition to the remedy specified in the subparagraph (b) of Section 9.02 of this lease, re-enter and regain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

                 Section 9.04. The insolvency of Lessee as evidenced by a receiver being appointed to take possession of all or substantially all of the property of Lessee, or the making of a general assignment for the benefit of creditors by Lessee, shall terminate this lease and entitle Lessor to re-enter and regain possession of said premises.

                 Section 9.05. The remedies given to Lessor in this Article shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided in this lease.

                 Section 9.06. The waiver by Lessor of any breach by Lessee of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either of the same or another provision of this lease.

                           ARTICLE 10.  MISCELLANEOUS

                 Section 10.01. Should the performance of any act required by this lease to be performed by either Lessor or Lessee





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be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

                 Section 10.02. Should any litigation be commenced between the parties to this lease concerning said premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorneys fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                 Section 10.03. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to (any member of) the party to whom they are directed,





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or in lieu of such personal service when deposited in the United States mail, first-class postage prepaid, addressed to Lessee at 5340 Alla Road, Los Angeles, California, 90066; 40671 Highway 41, Suite N, Oakhurst, California, 93644. Either party, Lessee or Lessor, may change his address for the purpose of this section by giving written notice of such change to the other party in the manner provided in this section.

                 Section 10.04. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section contained shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee except as provided in Article 9 of this lease.

                 Section 10.05. Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

                 Section 10.06. This instrument constitutes the sole and only agreement between Lessor and Lessee respecting said premises, the leasing of said premises to Lessee, or the lease term herein specified, and correctly sets forth the obligations of Lessor and Lessee to each other as of its date. Any agreements or representations respecting said premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and avoid.





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                 EXECUTED on 20th of August, 1996, at Oakhurst and Los Angeles,
California.

GUYETT/MONTGOMERY                      "LESSOR"
P.O. Box 1935
Oakhurst, CA 93644                     /S/ EVERETT MONTGOMERY
- ---------------------                  ---------------------------------
(209) 683-4195                         (signature)
(209) 683-7807
                                       GUYETT-MONTGOMERY
                                       ---------------------------------
                                       (typed name)

                                        "LESSEE"

                                       /S/ WILLIAM E. SLINEY
                                       ---------------------------------
                                       (signature)

                                       LEGACY SOFTWARE, INC.
                                       ---------------------------------
                                       (typed name)

                                        WILLIAM SLINEY
                                        V.P. Finance & Administration
                                        5340 Alla Road
                                        Los Angeles, CA  90066
                                        (310) 822-2423





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                                   SCHEDULE A


               Office Lease between Guyett/Montgomery ("Lessor")
                      and Legacy Software, Inc. ("Lessee")





         1.      Toshiba - Strata 6 Key System